Exhibit 10.11

THIS DEED is made on the      day of       2014

BETWEEN:

1.                                     OM ASSET MANAGEMENT PLC, a company incorporated in England and Wales (registered no. 09062478), whose registered office is at 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG (the “Company”); and

2.                                               of [Address] (the “Indemnitee”).

WHEREAS:

(A)                              The Indemnitee is a Director and/or an Officer of the Company.

(B)                              The Indemnitee either is or may in the future at the request of the Company become a Director and/or an Officer of one or more Group Undertakings (any Group Undertakings, other than the Company, of which the Indemnitee is a Director and/or Officer from time to time or has at any time been a Director and/or Officer being hereinafter referred to as the “Related Companies”).

(C)                              The Company has agreed to indemnify the Indemnitee, and the Indemnitee has agreed to give certain undertakings to the Company, in each case on the terms of and subject to the conditions in this Deed.

THIS DEED PROVIDES as follows:

1.                                     Interpretation

1.1                              In this Deed:

“Absence Period”	has the meaning given in sub-clause 14.1;

“Agent”	has the meaning given in sub-clause 14.1;

“Board”	means the board of Directors of the Company, as constituted from time to time;

“Business Day”	means a day (other than a Saturday or a Sunday) on which banks are open for business in London (other than solely for trading and settlement in euro);

“Companies Acts”	means the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985, the Companies Act 1989, Part V of the Criminal Justice Act

1993 and the Companies Act 2006;

“Director”	means a director (or analogous office holder) of any Group Undertaking;

“Group Undertaking”

means the Company, its subsidiaries and subsidiary undertakings from time to time (provided that such reference shall, if the context so requires, be interpreted so as to refer to any one or more Group Undertakings);

“Officer”	means any person appointed to an executive office of the Company (or a Group Undertaking) and designated to be an Officer by the Board;

“Pre-Contractual Statement”	has the meaning given in sub-clause 8.5;

“Proceedings”	means any proceeding, suit or action;

“Service Document”	means a claim form, application notice, order, judgment or other document relating to any Proceedings;

“Third Party”	has the meaning given in sub-clause 2.4; and

“Third Party Claim”	has the meaning given in sub-clause 3.1.

1.2                              In this Deed:

(A)                               references to Clauses and sub-clauses are to clauses and sub-clauses of this Deed;

(B)                               use of any gender includes the other genders;

(C)                               a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(D)                               references to times are to London time;

(E)                                references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(F)                                 the expressions “holding company”, “subsidiary” and “subsidiary undertaking” shall have the meaning given in the Companies Acts; and

(G)                               headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Deed.

2.                                     Indemnity

2.1                              Subject to sub-clause 2.2, the Company undertakes to indemnify the Indemnitee against any liability (including but not limited to losses, damages, costs, awards, demands, charges, penalties fines, interest and expenses) incurred or suffered by the Indemnitee in pursuance of or in connection with his position as a Director or Officer, as applicable, or which otherwise arise directly or indirectly by virtue of the Indemnitee holding or having held any such office.

2.2                              The indemnity in sub-clause 2.1 shall not apply: (i) in the case of any circumstances where the Indemnitee is acting in the capacity of a Director, to the extent that the Company would be prohibited by applicable law or regulation from so indemnifying the Indemnitee, acting in his capacity as a Director; or (ii) in the case of any circumstances where the Indemnitee is acting in the capacity of a Director and/or an Officer, to the extent the liability to which it relates arises from an action by the Indemnitee which was in wilful default of an obligation as a Director or Officer or was fraudulent.

2.3                             For the avoidance of doubt, references in this Clause 2 to liabilities are to liabilities (anywhere in the world) incurred or suffered before, on or after the date of this Deed (and whether they relate to the Indemnitee’s directorship or role as Officer before, on or after the date of this Deed), and shall include (but shall not be limited to) liabilities arising in connection with any negligence, default, breach of duty or breach of trust and liabilities arising in connection with civil, criminal, regulatory or other proceedings (except in each case, where sub-clause 2.2 provides otherwise).

2.4                              Without prejudice to the generality of the indemnity set out above and to the terms of the Indemnitee’s letter of appointment or contract of employment, the Company may (to the extent permitted by the Companies Acts) fund a third party selected by it, in its sole discretion (a “Third Party”) (as a direct and primary obligation of the Company to that third party), in connection with the conduct and control of any Proceedings, in an amount up to or equal to any expenses and costs incurred or to be incurred in defending any criminal, civil or regulatory proceedings brought against the Indemnitee relating to or arising from the directorships or role as Officer to which this indemnity applies, or in connection with any application made under any statutory provision.

2.5                              All amounts payable by the Company to the Indemnitee or any Third Party under this Clause 2 shall be paid promptly and without any deductions unless they are required by law.  If any deductions (including but not limited to deductions for tax) are required by law, the Company shall pay to the Indemnitee or any Third Party an amount which will, after the deduction has been made, result in the Indemnitee or Third Party receiving the same amount as the Indemnitee or Third Party would have been entitled to receive in the absence of any requirement to make a deduction.

2.6                              If the Company pays to the Indemnitee or a Third Party an amount pursuant to sub-clause 2.1 or makes a payment under sub-clause 2.4 and the Indemnitee subsequently recovers from a third party a sum which is in respect of the same liability or obligation in respect of which the payment by the Company was made, the Indemnitee shall forthwith repay to the Company:

(A)                               an amount equal to the sum recovered from the third party less any reasonable out-of-pocket costs and expenses incurred by the Indemnitee in recovering the same; or

(B)                               if the figure resulting under sub-clause (A) above is greater than the amount paid by the Company to the Indemnitee or a Third Party in respect of the relevant liability or obligation, such lesser amount as shall have been so paid by the Company.

3.                                    Conduct of Claims and Access to Information

3.1                              Without prejudice to sub-clause 3.2, if the Indemnitee becomes aware of any claim, action, demand or investigation against him which could give rise to any claim, action or demand by him against the Company under Clause 2 (in each case, a “Third Party Claim”), the Indemnitee shall, subject to the Company indemnifying him in accordance with sub-clause 2.1:

(A)                               promptly notify the Company in writing of the existence of such Third Party Claim, giving reasonable details (to the extent that these are available to the Indemnitee) in that notification (or, to the extent that such details are not available to the Indemnitee at that time, as soon as reasonably possible thereafter) of the person(s) making such Third Party Claim, the circumstances leading to, and the grounds for, that Third Party Claim and the quantum or possible quantum of the Third Party Claim;

(B)                               take such action, and give such information and access to premises, chattels, documents and records to the Company and its professional advisers (including any Third Party appointed by the Company in accordance with sub-clause 2.4, as the Company may reasonably request in connection with such Third Party Claim, including but not limited to:

(i)                                    giving the Company (or any Third Party appointed by the Company) such control of the Third Party Claim as the Company may reasonably request, where the purpose of the Company is to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal such Third Party Claim, or judgment or adjudication with respect thereto;

(ii)                                 using reasonable endeavours to ensure that his conduct in relation to such Third Party Claim is diligent and competent, using legal and other representatives mutually reasonably acceptable to the the Company and (where relevant) its insurers, keeping the Company reasonably informed of progress in relation to such Third Party Claim and giving reasonable consideration to any input the Company has in relation thereto;

(iii)                              making no admission of liability, agreement, settlement or compromise with any person in relation to any such Third Party Claim without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed;  and

(iv)                             taking all reasonable action to mitigate any loss suffered by him in respect of such Third Party Claim.

4.                                    Notices

4.1                              A notice under this Deed shall only be effective if it is in writing.  Faxes are permitted.

4.2                              Notices under this Deed shall be sent to a party at its address or number and, in the case of the Company, for the attention of the individual, set out below:

Party and title of individual	Address	Fax number

Company Attention: Company Secretary	The registered office of the Company from time to time	020 7002 7209

Indemnitee

The Indemnitee’s address as set out on the first page of this Indemnity or such address as the Indemnitee shall have notified to the Company in accordance with the terms of this Indemnity from time to time

PROVIDED THAT either party may change its notice details on giving not less than five Business Days’ notice to the other party of the change in accordance with this Clause.

4.3                              Any notice given under this Deed shall not be effective until it is received by the intended recipient.

5.                                     Remedies and Waivers

5.1                              No delay or omission by either party to this Deed in exercising any right, power or remedy provided by law or under this Deed shall:

(A)                               affect that right, power or remedy;  or

(B)                               operate as a waiver of it.

5.2                              The single or partial exercise of any right, power or remedy provided by law or under this Deed shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

5.3                              The rights, powers and remedies provided in this Deed are cumulative and not exclusive of any rights, powers and remedies provided by law.

5.4                              The provisions of this Deed shall survive:

(A)                              the Indemnitee moving to another role within a Group Undertaking that does not have the benefit of terms equivalent to Clause 2; and

(B)                              the termination of any or all appointments of the Indemnitee within any or all Group Undertakings.

6.                                     Invalidity

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)                               the legality, validity or enforceability in that jurisdiction of any other provision of this Deed;  or

(B)                               the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

7.                                     Contracts (Rights of Third Parties) Act 1999

The parties to this Deed do not intend that any term of this Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

8.                                     Entire Agreement

8.1                              Subject to any indemnity, insurance, agreement, undertaking or commitment referred to in Clause 8.2, this Deed constitutes the whole and only agreement between the parties relating to the indemnification of the Indemnitee by the Company and the obligations of the parties in relation to Third Party Claims.  It shall, however, be read and construed consistent with any provision from time to time in the Company’s Articles of Association if and insofar as the scope of any indemnity permitted to be granted in favour of Directors and Officers by those Articles of Association is wider than that provided by this Deed.

8.2                              Subject to Clause 2.6, nothing in this Deed shall operate to limit any benefit available to the Indemnitee under any indemnity, insurance, agreement, undertaking or commitment entered into with, or on his behalf by, any Group Undertaking whether before or after the date of this Deed.

8.3                              Each party acknowledges that in entering into this Deed it is not relying upon any Pre-Contractual Statement not set out in this Deed.

8.4                              Except in the case of fraud, no party shall have any right of action against any other party to this Deed arising out of or in connection with any Pre-Contractual Statement except to the extent that it is repeated in this Deed.

8.5                              For the purposes of this Clause, “Pre-Contractual Statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to:

(A)                               the indemnification of the Indemnitee by the Company;  and/or

(B)                               the obligations of the parties in relation to Third Party Claims made or given by any person at any time prior to the date of this Deed.

8.6                              This Deed may only be varied in writing signed by each of the parties.

9.                                     Assignment

9.1                              The Company may at any time assign all or any part of the benefit of, or its rights or benefits under, this Deed to any Subsidiary Undertaking.

9.2                              The Indemnitee shall not assign, or purport to assign, all or any part of the benefit of, or his rights or benefits under, this Deed.

10.                              Confidentiality

10.1                       Subject to sub-clause 10.3, each party shall treat as confidential all information obtained as a result of entering into or performing this Deed which relates to:

(A)                               the provisions of this Deed;

(B)                               any negotiations relating to this Deed;

(C)                               the subject matter of this Deed; or

(D)                               the other party

(each, “Confidential Information”).

10.2                       Subject to sub-clause 10.3, each party shall:

(A)                               not disclose any Confidential Information to any person other than any of its professional advisers and (i) in the case of the Company, directors, officers and employees and directors, officers and employees of any Group Undertaking or any parent undertaking of the Company who need to know such information in order to discharge their respective duties; and (ii) in the case of the Indemnitee, his spouse or partner; and

(B)                               procure that any person to whom any Confidential Information is disclosed by it complies with the restrictions contained in this Clause as if such person were a party to this Deed.

10.3                       Notwithstanding the other provisions of this Clause, either party may disclose Confidential Information:

(A)                               if and to the extent required by law;

(B)                               if and to the extent required by any securities exchange or regulatory or governmental body to which it is subject or submits, wherever situated, including (amongst other bodies) the New York Stock Exchange, whether or not the requirement for information has the force of law;

(C)                               to its professional advisers and insurers, and, in the case of the Company, its auditors and bankers;

(D)                               if and to the extent the Confidential Information has come into the public domain through no fault of that party;  or

(E)                                if and to the extent the other party has given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

Except for disclosure of the terms of this Deed of Indemnity: (i) required by law to be included in the Company’s Annual Report and Accounts; or (ii) required to be disclosed to the Company’s insurers in the context of directors’ and officers’ insurance arrangements, any Confidential Information to be disclosed by either party pursuant to paragraph (A), (B), (C) or (D) shall be disclosed only after notice to the other party.

10.4                       The restrictions contained in this Clause shall continue to apply after the termination of this Deed, and, for the avoidance of doubt, after the Indemnitee ceases to be a Director or Officer of any and all Group Undertakings, in each case without limit in time.

11.                              Counterparts

11.1                       This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

11.2                       Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

12.                              Choice of Governing Law

This Deed and any dispute (including non-contractual disputes) arising out of or in connection with it is governed by, and shall be construed in accordance with, English law.

13.                              Jurisdiction

The courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this Deed (including non-contractual disputes).  Any Proceedings may therefore be brought in the English courts.

14.                             Indemnitee’s Absence and Agent for Service

14.1                       If at any time after the date of this Deed the Indemnitee is not or ceases to be ordinarily resident in England or Wales, the Indemnitee shall forthwith appoint an agent for the receipt of Service Documents having an address for service in England or Wales (the “Agent”) who is, subject to sub-clause 14.5, to act as such during any period in which the Indemnitee is not so ordinarily resident and thereafter until the Indemnitee has served a notice on the Company in accordance with sub-clause 14.5 (an “Absence Period”).  As soon as possible after such appointment, the Indemnitee shall notify the name and address of the Agent to the Company in writing.  The Indemnitee agrees that any Service Document may be effectively served on him during any Absence Period in connection with Proceedings in England and Wales by service on the Agent effected in any manner permitted by the Civil Procedure Rules. [The Indemnitee hereby appoints its first such agent as [OMGUK]/[•]].

14.2                       If the Indemnitee fails to appoint an Agent and to notify the name and address of an Agent to the Company in accordance with sub-clause 14.1, the Company shall be entitled, by reasonable prior notice to the Indemnitee, to appoint an Agent to act on behalf of the Indemnitee.

14.3                       If an Agent at any time ceases for any reason to act as such, the Indemnitee shall appoint a replacement Agent having an address for service in England or Wales and shall notify the Company of the name and address of the replacement Agent.  Failing such appointment and notification, the Company shall be entitled, by reasonable prior notice to the Indemnitee, to appoint a replacement Agent to act on behalf of the Indemnitee.  The provisions of this Clause applying to service on an Agent apply equally to service on a replacement Agent.

14.4                       A copy of any Service Document served on the Agent during any Absence Period shall be sent by post to the Indemnitee in accordance with Clause 4.  Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

14.5                       If, having not been or having ceased to be ordinarily resident in England or Wales, the Indemnitee becomes, or returns to being, so ordinarily resident, the Indemnitee shall, as soon as possible, send written notice to the Company:

(A)                               informing the Company of that fact;  and

(B)                               notifying the Company of an address for service of Service Documents in England or Wales,

and, with effect from the Company’s receipt of that notice, any Agent appointed pursuant to this Clause (including, without limitation, any replacement Agent appointed pursuant to sub-clause 14.3) shall cease to be regarded as the Indemnitee’s agent for the receipt of Service Documents for the purposes of this Deed.

IN WITNESS of which this document has been executed and delivered as a deed on the date which first appears on page 1 above.

Executed as a deed by	)
OM ASSET MANAGEMENT PLC	)
acting by:	)

Director

in the presence of:	)

Signature of witness

Printed name of witness

Address of witness

Occupation of witness

Executed as a deed by [Indemnitee]	)
in the presence of:	)

Signature of witness

Printed name of witness

Address of witness

Occupation of witness

Dated                           2014

OM ASSET MANAGEMENT PLC

and

[NAME OF INDEMNITEE]

DEED OF INDEMNITY